Exhibit (5C)


                    INVESTMENT MANAGEMENT AGREEMENT


   AGREEMENT dated as of 1/1/98, between the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust") and Scudder Kemper Investments, Inc., as an investment manager ("Investment Manager") to manage the Long-Intermediate Fixed Income Portfolio, the Short-Intermediate Fixed Income Portfolio, and the Short-Term Income Fund (the "Portfolios").


                               RECITALS

     The Trust has been established to provide a satisfactory diversification of investments for various Participating Trusts which are IRAs that are exempt under Section 408(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and that are maintained in conformity with Section 408(a) of the Code, or trusts described in Section 401(a) of the Code that are exempt from taxation under Section 501(a) of the Code and form parts of stock bonus, pension or profit sharing plans;

     The Trust is registered with the Securities and Exchange
   Commission (the "Commission") as an open-end diversified management investment company under the Investment Company
   Act;

     The Supervisory Committee of the Trust appointed Wells
   Fargo Bank, N.A. as Custodial Trustee of the Trust, to have custody of the assets of each Portfolio; and

     The Supervisory Committee desires Investment Manager, as an investment manager of the Trust, to manage the investment of the assets of the Portfolios, and the Investment Manager is willing to render such services;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

     Section 1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings defined in the Declaration of Trust, dated February 9, 1990, establishing the Trust (the "Declaration of Trust").






     Section 2.  Agreement to Act as Investment Manager, Etc.

          (a) Subject to the direction and control of the Supervisory Committee of the Trust, the Investment Manager will manage the investment and reinvestment of the assets of the Portfolios as follows:

               (i)  The Investment Manager will maintain a
                    continuous investment program for the
                    Portfolios;

               (ii) The Investment Manager will determine
                    what securities shall be purchased or
                     sold by the Portfolios;

              (iii) The Investment Manager will arrange for
                    the purchase and sale of securities
                    held in the Portfolios by placing orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in the securities in which the Trust is active;

              (iv)  The Investment Manager will determine
                    what portion, if any, of the Portfolios
                    shall be held uninvested; and

              (v)   In connection with the foregoing, the
                       Investment Manager shall be entitled to
                       exercise each and every of the powers
                       with respect to the Portfolios set forth herein and in the Trust's Registration Statement filed with the Commission.

          (b) Any investment program maintained by the Investment Manager under this Agreement shall at all times conform to, and be in accordance with any requirements imposed by: (i) the provisions of the Investment Company Act, Investment Advisers Act, Employee Retirement and Income Security Act of 1974, any rules or regulations in force thereunder, and all other applicable federal and state laws;
   (ii) the provisions of the Declaration of Trust and the Rules and Procedures of the Supervisory Committee as in effect from time to time; (iii) any policies and determinations of the Supervisory Committee of the Trust as in effect from time to time; and (iv) the investment objectives and policies of the Trust and the Portfolios, as reflected in the Trust's Registration Statement that is filed with the Commission.
   The Investment Manager shall invest the assets of the Portfolios in the manner provided above and shall diversify the Portfolios as contemplated by the Registration Statement.

          (c) The Investment Manager shall give the Trust the benefit of its best judgment and effort in rendering services hereunder, but the Investment Manager shall not be liable for any loss sustained by reason of the adoption of any investment policy by the Supervisory Committee. Nothing herein contained shall, however, be construed to protect the Investment Manager against any liability to the Trust or the holders of Units issued by the Trust by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (d) On occasions when the Investment Manager deems the purchase, sale, or loan of a security to be in the best interest of the Trust as well as other customers, the Investment Manager, to the extent permitted by applicable law, may aggregate the securities to be so purchased, sold or loaned in order to obtain the best execution or lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its obligations to the Trust and to such other customers.

          (e)  The Investment Manager may cause the
   Portfolios to pay a broker which provides brokerage and research services to the Investment Manager a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Investment Manager determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Investment Manager's overall responsibilities to the Portfolios.

          (f) The Investment Manager shall maintain books and records with respect to the securities transactions of the Portfolios and shall render to the Supervisory Committee such periodic and special reports as the Supervisory Committee may reasonably request. The Investment Manager shall assist in the preparation of reports to Participating Trusts, to the Commission, and in all audits of the Trust.

          (g) The Supervisory Committee shall direct the Custodial Trustee to keep safely in one or more separate accounts in the name of the Trust all cash and securities of the Trust delivered to the Custodial Trustee by the Investment Manager. All securities held for the Trust that are issued in bearer form may be held by the Custodial Trustee or its agent in that form or in registered form. All securities held for the Trust other than in bearer form shall be registered in the name of any duly appointed and registered nominee of the Custodial Trustee. The Custodial Trustee shall pay for and receive all securities purchased for the Trust. The Custodial Trustee shall make delivery of securities sold by the Trust only upon payment. In connection with any conversion of securities pursuant to their terms, reorganization, recapitalization, redemption in kind, consolidation, merger, change of par value or similar conversion or upon the exercise of subscription, purchase or other similar rights represented by securities, the Custodial Trustee shall exchange securities for other securities or for other securities and cash. The Custodial Trustee shall also collect all income and other payments due with respect to all securities of the Trust and shall present for payment when due all such securities.

     Section 3. Allocation of Expenses and Compensation of the Investment Manager.

          (a) The Investment Manager shall pay all expenses incurred by it in connection with acting as investment adviser, other than costs (including taxes and brokerage commissions) of securities purchased for the Trust. Expenses incurred by the Investment Manager include the costs of statistical and research data, other accounting services, rendering periodic and special reports to the Supervisory Committee and other costs associated with providing investment research and portfolio management.

          (b) The Trust agrees to pay the Investment Manager and the Investment Manager agrees to accept as full compensation for all services rendered by the Investment Manager as such, a fee for its services for each Portfolio established under Section 4.1 of the Declaration of Trust at an annual rate of 0.5% of the aggregate fair market value of the assets of such Portfolio. For purposes of this Agreement, the fair market value of the assets of the Portfolio shall be determined on each Valuation Date. Payments of the Investment Manager's fee shall be made quarterly on the relevant Valuation Date.

     Section 4.  Duration, Termination and Amendment.

          (a) This Agreement shall become effective as to the Portfolios as of the date first set forth above. This Agreement shall remain in effect until April 1, 1999, and from year to year thereafter, but only so long as such continuance is approved at least annually (i) by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act and (ii) by the Supervisory Committee or by the vote of a "majority" of the outstanding Units of the Portfolio as that term is used in the Investment Company Act. This Agreement may be terminated, on 60 days prior written notice, as to any Portfolio at any time without the payment of any penalty, by the vote of a majority of the members of the Supervisory Committee, by the vote of a majority of the outstanding Units of such Portfolio, or by the Investment Manager. This Agreement shall automatically and immediately terminate in its entirety in the event of the assignment of this Agreement within the meaning of Section 15(a)(4) of the Investment Company Act.

          (b) No provision of this Agreement may be changed, waived, discharged or terminated as to any Portfolio orally, but only by an instrument in writing signed by the Trust and the Investment Manager and no amendment of this Agreement shall be effective until approved by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, cast in person at a meeting called for the purpose of voting on such amendment, and, if required by the Investment Company Act, the vote of a majority of the outstanding Units of the Portfolio.

     Section 5. Quarterly Reports. The Investment Manager will prepare and furnish to the Supervisory Committee, at least quarterly, written reports evaluating, analyzing, and approving the Portfolio.

     Section 6.  Acknowledgement of Fiduciary.  The
   Investment Manager acknowledges that it is a fiduciary to the extent the Investment Manager exercises control over assets of such trust of each Qualified Plan of which a Participating
   Trust is a part.

     Section 7.  Governing Law.  This Agreement shall be
   governed by, and construed in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and year first above written.

                              ALAMEDA-CONTRA COSTA MEDICAL
                              ASSOCIATION COLLECTIVE INVESTMENT
                              TRUST FOR RETIREMENT PLANS

                              By (Signature)  Robert Gwynn, M.D.

                                 Chairman, Supervisory Committee

                             SCUDDER KEMPER INVESTMENTS, INC.
                                 By (Signature)  Victor Hymes
                                 Its Managing Director